                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]


Check the appropriate box:

[_] Preliminary Proxy Statement           [_] CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
[X] Definitive Proxy Statement                RULE 14C-5(D)(2))

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12



                              H.J. HEINZ COMPANY
    ------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

Notes:

[LOGO OF H. J. HEINZ COMPANY]
H. J. Heinz Company
World Headquarters
P. O. Box 57
Pittsburgh, Pennsylvania 15230


Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of
H. J. Heinz Company to be held at 2 P.M. on Tuesday, September 12, 1995, at Heinz Hall for the Performing Arts, 600 Penn Avenue, Pittsburgh, Pennsylvania.

Information about the business of the meeting and the nominees for election as members of the Board of Directors is set forth in the formal meeting notice and the Proxy Statement on the following pages.

It is important that your shares be represented at the meeting. Whether or not you plan to attend the session in person, we hope that you will vote on the matters to be considered and sign, date and return your proxy in the enclosed envelope as promptly as possible. You may obtain an admission ticket for the meeting by completing the ticket request form which appears at the end of the Proxy Statement and returning it in the same envelope with your proxy.


In accordance with our regular practice, a report of annual meeting proceedings, including an account of actions taken, will be sent to you following the meeting.

                           Respectfully yours,


                           /s/ Anthony J. F. O'Reilly
                           Anthony J. F. O'Reilly
                           Chairman of the Board, President and Chief
                           Executive Officer


August 3, 1995

Notice of
Annual Meeting
of Shareholders

The Annual Meeting of Shareholders of H. J. Heinz Company will be held at Heinz Hall for the Performing Arts, 600 Penn Avenue, Pittsburgh, Pennsylvania, on Tuesday, September 12, 1995, at 2 P.M. Eastern Daylight Time, for the following purposes:

  (1) To elect nineteen directors for a term of one year;

  (2) To elect auditors to audit the financial statements of the Company and certain of its subsidiaries for the fiscal year ending May 1, 1996;

  (3) To consider and act upon a proposal to approve the Company's Stock Compensation Plan For Non-Employee Directors; and

  (4) To consider and act upon such other business as may properly come before the meeting.

Your attention is directed to the accompanying Proxy Statement for a description of matters to be considered at the meeting.

Holders of record as of the close of business on July 17, 1995 of the Company's Common Stock and Third Cumulative Preferred Stock, $1.70 First Series, are entitled to notice of and to vote at the meeting. A list of the shareholders entitled to vote at the meeting will be available for inspection at the meeting for purposes relating to the meeting.

Please sign, date and return the enclosed proxy promptly in the envelope provided, which requires no United States postage. Your compliance with this request will be appreciated and will assist in obtaining a quorum. Such action will not limit your right to vote in person or to attend the meeting.

                                               Benjamin E. Thomas, Jr.
                                               Secretary


August 3, 1995

Table of Contents

                                                                           PAGE
General...................................................................   1

Voting Securities and Record Date.........................................   1

Security Ownership of Certain Beneficial Owners...........................   2

Security Ownership of Management..........................................   3

Board of Directors and Committees of the Board............................   4

Matters to Be Acted Upon

 1. Election of Directors.................................................   6

 2. Election of Auditors..................................................   9

 3. Proposal to Approve the Stock Compensation Plan For Non-Employee
     Directors............................................................  10

 4. Other Business........................................................  11

Executive Compensation....................................................  12

Report of the Management Development and Compensation Committee on
 Executive Compensation...................................................  15

Performance Graph--Five Years (1990-1995).................................  18

Performance Graph--15 Years (1980-1995)...................................  19

Additional Information....................................................  19

Appendix A--H.J. Heinz Company Stock Compensation Plan For
 Non-Employee Directors................................................... A-1

PROXY STATEMENT

GENERAL

This Proxy Statement, with the enclosed proxy card, is being mailed to the shareholders of H. J. Heinz Company (the "Company") starting on or about August 3, 1995 in connection with the solicitation by the Board of Directors of the Company of proxies to be used at the Annual Meeting of Shareholders to be held at Heinz Hall for the Performing Arts, located at 600 Penn Avenue, Pittsburgh, Pennsylvania, at 2 P.M. on Tuesday, September 12, 1995. The accompanying Notice of Annual Meeting of Shareholders sets forth the purposes of the Annual Meeting of Shareholders. The principal executive offices of the Company are located at 600 Grant Street, Pittsburgh, Pennsylvania 15219. The proxy may be revoked at any time before its exercise by giving notice of revocation to the Secretary of the Company. The shares represented by proxies in the form solicited by the Board of Directors will be voted at the meeting. Where a choice is specified with respect to a matter to be voted upon, the shares represented by the proxy will be voted in accordance with such specification. If no choice is specified, such shares will be voted as stated hereinafter in this Proxy Statement.

The cost of soliciting proxies will be borne by the Company. Following the original mailing of the proxy soliciting material, regular employees or agents of the Company may solicit proxies by mail, telephone, telegraph and personal interview. To assist in the solicitation of proxies, the Company has engaged
D. F. King & Co., Inc. for a fee estimated not to exceed $11,500 plus reimbursement of expenses. The Company will also request brokerage houses and other nominees or fiduciaries to forward copies of its proxy material and Annual Report to beneficial owners of stock held in their names, and the Company will reimburse them for reasonable out-of-pocket expenses incurred in doing so.

VOTING SECURITIES AND RECORD DATE

Holders of the Company's Common Stock and Third Cumulative Preferred Stock, $1.70 First Series, of record as of the close of business on July 17, 1995 are entitled to receive notice of and to vote at the meeting. At the record date, the Company had outstanding 246,239,778 shares of Common Stock, the holders of which are entitled to one vote per share, and 35,746 shares of Third Cumulative Preferred Stock, $1.70 First Series, the holders of which are entitled to one-half vote per share. The Company does not have cumulative voting.

Insofar as management is advised, no executive officer, director or director nominee of the Company, nor any person who has been an executive officer, director or director nominee of the Company at any time since the beginning of its last fiscal year, nor any associate of any such executive officer, director or director nominee, has any substantial interest in the matters to be acted upon at the Annual Meeting of Shareholders except for the interest which such director or director nominee who is not an employee of the Company or any of its affiliates may have solely as a recipient or potential recipient of awards of shares of the Company's Common Stock under the Company's Stock Compensation Plan For Non-Employee Directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

A beneficial owner of a security includes any person who directly or indirectly has or shares voting power and/or investment power with respect to such security. Voting power is the power to vote or direct the voting of securities and investment power is the power to dispose of or direct the disposition of securities. The following are the only persons known to the Company or its management who beneficially owned as of June 30, 1995 more than five percent of any class of the Company's voting securities:

                                      SHARES OF
                                     COMMON STOCK
        NAME AND ADDRESS OF          BENEFICIALLY       PERCENT
         BENEFICIAL OWNER               OWNED*         OF CLASS**
        -------------------          ------------      ----------
Howard Heinz Endowment(1)             15,063,231(2)(3)    6.12%
30 CNG Tower, 625 Liberty Avenue
Pittsburgh, Pennsylvania 15222

Teresa Heinz                          18,127,359(2)       7.36%
3200 CNG Tower
625 Liberty Avenue
Pittsburgh, Pennsylvania 15222

Mellon Bank Corporation and           47,907,000(3)      19.46%
 Mellon Bank, N. A.
One Mellon Bank Center
Pittsburgh, Pennsylvania 15258-0001

- ---------
*   All shares are held in trust unless otherwise indicated.

** The percentages represent the total shares listed in the adjacent column divided by the issued and outstanding shares of Common Stock as of June 30, 1995.

(1) The Howard Heinz Endowment is a Pennsylvania nonprofit corporation.

(2) Mrs. Teresa Heinz, as Chairperson and Chief Executive Officer of the Heinz Family Foundation, is entitled to vote the 735,922 shares held by the Heinz Family Foundation. Mrs Heinz has: (i) shared voting power and shared investment power with respect to 365,137 shares as co-executor of the estate of H. John Heinz III and (ii) shared voting power and shared investment power with respect to 17,026,300 shares that are held by 12 trusts. In addition to these shares, Mrs. Heinz, as Chairperson and Chief Executive Officer of the Howard Heinz Endowment, is entitled to vote the 15,063,231 shares held by the Howard Heinz Endowment.

(3) In addition to the 47,907,000 shares listed in the table above, Mellon Bank, a subsidiary of Mellon Bank Corporation, is a beneficial owner of the 15,063,231 shares held by the Howard Heinz Endowment. The shares held by Mellon Bank are held in a fiduciary capacity and include the 18,127,359 shares referred to in Note (2). As of June 30, 1995, Mellon Bank had sole voting power over 2,240,000 shares; shared voting power over 7,374,000 shares; sole investment power over 24,541,000 shares; and shared investment power over 23,666,000 shares. Mellon Bank has disclaimed having a beneficial economic interest in any shares held in its fiduciary capacity.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth all equity securities of the Company beneficially owned as of June 30, 1995, by each director nominee and by all director nominees and executive officers as a group, being 19 in number.

                                                         SHARES OF
                          SHARES OF                     COMMON STOCK       PERCENT
                         COMMON STOCK       OPTIONS     BENEFICIALLY         OF
          NAME            OWNED (1)     EXERCISABLE (2)  OWNED (3)        CLASS (4)
          ----           ------------   --------------- ------------      ---------
Anthony J. F. O'Reilly..  3,903,223(5)           -0-      4,002,223(5)(6)   1.63%
William P. Snyder III...     37,610              -0-      2,753,854(7)      1.12%
Joseph J. Bogdanovich...     56,000           18,180      2,574,559(8)      1.05%
Herman J. Schmidt.......      2,400              -0-          2,400           --
Albert Lippert..........     12,064              -0-         12,064           --
Eleanor B. Sheldon......      7,000              -0-          7,000           --
Richard M. Cyert........      1,000              -0-          1,000(9)        --
Samuel C. Johnson.......      7,000              -0-         14,000(10)       --
David W. Sculley........    238,670          412,860        651,530(6)       .26%
Donald R. Keough........      1,155              -0-          1,155           --
S. Donald Wiley.........    148,133              -0-      9,268,593(11)      3.77%
Lawrence J. McCabe......     40,119          169,580        209,699           --
David R. Williams.......     33,951           75,000        108,951(6)        --
Luigi Ribolla...........      2,012          120,000        122,012           --
Nicholas F. Brady.......        -0-              -0-          2,000(12)       --
William R. Johnson......     26,436           55,000         81,436           --
William C. Springer.....     72,582          169,582        242,164           --
Edith E. Holiday........        200              -0-            200           --
Thomas S. Foley.........        -0-              -0-            -0-           --
All director nominees
and executive officers
as a group..............  4,589,555        1,020,202     20,054,840         8.11%

- ---------
 (1) Shares listed in this column include all shares held by the named individuals and all director nominees and executive officers as a group in their own names and in street name and also includes all shares allocated to the accounts of the named individuals and all director nominees and executive officers as a group under the Company's Employees Retirement and Savings Plan (A. J. F. O'Reilly, 91,519; J. J. Bogdanovich, 32,888; D. W. Sculley, 26,719; L. J. McCabe, 21,539; D. R. Williams, 8,637; W. R. Johnson, 5,094; W. C. Springer, 13,052 and all director nominees and executive officers as a group, 199,448).

 (2) Represents shares subject to stock options granted under the Company's stock option plans exercisable within 60 days following June 30, 1995.

 (3) Shares listed in this column include all shares listed in the adjacent columns plus shares held in trust. Each person has both sole voting and sole investment power with respect to the shares listed, unless otherwise indicated.

 (4) The percentages represent the total of shares listed in the adjacent column divided by the issued and outstanding shares of Common Stock as of June 30, 1995, plus, where applicable, all stock options granted to the individual or group, as appropriate, under the Company's stock option plans exercisable within 60 days following June 30, 1995. Percentages of less than .1 percent are omitted.

 (5) Represents Dr. O'Reilly's beneficial ownership as of July 5, 1995. Includes 99,000 shares held by a corporation which is beneficially owned by Dr. O'Reilly and members of his family.

 (6) The shares indicated do not include unallocated shares held by the Company's leveraged employee stock ownership plan (the "Leveraged ESOP"). Such shares are voted or tendered by the trustee in accordance with instructions received from the Investment Committee of the Board of Directors of the Company, unless the Investment Committee delegates this authority to plan participants. Dr. O'Reilly and Messrs. Williams and Sculley currently serve as members of the Investment Committee. As of June 30, 1995, approximately 802,743 shares of Common Stock were held in the Leveraged ESOP but not allocated to participants' accounts. Each member of the Investment Committee disclaims having a beneficial economic interest in such shares.

 (7) Mr. Snyder has sole voting power and sole investment power with respect to 37,610 shares and shared voting power and shared investment power with respect to 2,716,244 shares held by three trusts of which he is co-trustee. The shares held by these three trusts, of which Mellon Bank is also a co-trustee, are included in the shares referred to in Note (3) on page 2 of this Proxy Statement. Mr. Snyder has shared investment power with respect to 438,000 shares held by a trust which is referred to in
     Note 11 below.

 (8) Includes 2,500,379 shares held by a corporation wholly-owned by a trust of which Mr. Bogdanovich is the sole beneficiary. Mr. Bogdanovich shares voting power and investment power with respect to the shares held by the trust.

 (9) Represents 1,000 shares of Common Stock owned jointly by Dr. Cyert and his wife.

(10) Represents 7,000 shares of Common Stock held by Mr. Johnson as trustee of the Samuel C. Johnson 1988 Revocable Trust.

(11) Mr. Wiley has shared voting power and shared investment power with respect to one trust which holds 7,567,460 shares and which is one of the trusts referred to in Note (2) on page 2 of this Proxy Statement. Mr. Wiley has shared investment power with respect to 1,553,000 shares held by two trusts, one of which includes the 438,000 shares referred to in Note (7) above. Mr. Wiley disclaims having a beneficial economic interest in the shares held by such trusts.

(12) Represents 2,000 shares of Common Stock held by a trust of which Mr. Brady is the sole beneficiary.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

The business of the Company is under the general management of a Board of Directors as provided by the laws of Pennsylvania, the Company's state of incorporation. The By-Laws of the Company provide for an Executive Committee which, unless limited by a resolution of the Board and except to the extent limited by law, has authority to act in all matters that the full Board may act upon when the Board is not in session. The Executive Committee reports all of its actions to the full Board of Directors. The Executive Committee is currently composed of Messrs. O'Reilly (Chairman), Bogdanovich, Sculley, McCabe, Williams, Ribolla, W.R. Johnson and Springer.

In addition to the Executive Committee, the Board of Directors has designated the following five standing committees of the Board: Audit, Nominating, Management Development and Compensation, Investment, and Public Issues and Social Responsibility.

The Audit Committee's basic functions are to assist the Board of Directors in preserving the integrity of the financial information published by the Company through the review of financial and accounting controls and policies, financial reporting requirements, alternative accounting principles that could be applied and the quality and effectiveness of the independent accountants and the Company's internal auditors. Currently, the members of the Audit Committee, all of whom are outside directors, are Messrs. Snyder (Chairman), Cyert, Schmidt, S.C. Johnson, Brady, Lippert and Mss. Sheldon and Holiday.

The Nominating Committee is responsible for establishing qualification guidelines for potential directors and screening and recommending prospective candidates for membership on the

Board. The Nominating Committee will consider nominees recommended by shareholders provided that shareholders submit the names of nominees in writing to the attention of the Secretary of the Company together with a statement of the nominee's or nominees' qualifications. Such information must be received no later than 120 days prior to the Annual Meeting of Shareholders. The current members of the Nominating Committee are Messrs. O'Reilly (Chairman), Cyert, Schmidt, Snyder, Bogdanovich, Lippert, Keough and Brady.

The Management Development and Compensation Committee's basic functions are to monitor the Company's management systems for selecting and planning succession at the corporate and key subsidiary officer level, to develop a corporate organization structure, and to review the adequacy and effectiveness of the management compensation plans of the Company. The Management Development and Compensation Committee recommends to the Board the Chief Executive Officer for the Company; reviews and approves the appointment of corporate officers who report directly to the Chief Executive Officer and the compensation of the Chief Executive Officer and the managers reporting to the Chief Executive Officer; reviews and approves the management incentive systems of the Company and the awards granted thereunder; determines the corporate goals and the awards granted under the incentive compensation plan of the Company; and administers the Company's stock option plans. The current members of the Management Development and Compensation Committee are Messrs. Schmidt (Chairman), Snyder, Cyert, S.C. Johnson, Keough and Ms. Sheldon.

The Investment Committee's primary function is to monitor the policies and operations of the Employee Benefits Administration Board and the investment of the Company's Pension, Employees Savings, and Long-Term Disability funds for U.S. and foreign affiliate companies. The current members of the Investment Committee are Messrs. O'Reilly (Chairman), Williams and Sculley.

The Public Issues and Social Responsibility Committee's basic functions are to monitor the policies and actions of the Company relating to major issues of public and governmental concern, including, but not limited to, equal employment opportunity, environmental, occupational health and safety, public health and nutrition, and charitable contributions; and to consider the significant social impact of corporate activities. The Public Issues and Social Responsibility Committee is responsible for making recommendations to management that it considers to be major issues of public concern that may require special attention or action; reviewing Company policies and actions relating to such issues; and monitoring the Company's activities and performance in light of such policies. The current members of the Public Issues and Social Responsibility Committee are Mss. Sheldon (Chairman) and Holiday and Messrs. O'Reilly, Schmidt, Lippert, Cyert, Bogdanovich and Wiley.

During fiscal year 1995, the Executive Committee held eleven meetings, the Nominating Committee held one meeting, the Management Development and Compensation Committee held five meetings, the Investment Committee held one meeting, the Audit Committee held three meetings, and the Public Issues and Social Responsibility Committee held one meeting.

The Board of Directors held ten meetings during fiscal year 1995. Each incumbent director attended at least 75% of the aggregate number of meetings of the Board and Board committees on which the director served, except for Mr. Keough who attended 69% of the aggregate number of meetings.

DIRECTOR COMPENSATION

Directors who are full-time employees of the Company or a subsidiary receive no additional compensation for services as a member of the Board or any committee of the Board. Directors who are not employees of the Company receive an annual retainer of $30,000 for Board service and a fee of $1,500 for each Board and committee meeting attended. The outside directors who serve as chairmen of the Audit Committee, the Management Development and Compensation Committee, and the Public Issues and Social Responsibility Committee receive additional annual retainers of $5,000, $5,000 and $3,000, respectively. A director who is not a full-time employee of the Company is permitted to defer some or all of his retainer and attendance fees until termination of services as a director or to a specified year in the future. At the end of the deferral period, a participating director may receive his cash payment together with accrued interest (calculated periodically at the prime rate) either in a lump sum or in equal annual installments. A director who has served as such for five or more years while not a full-time employee of the Company or one of its subsidiaries will be paid, upon retirement on or after age 70, a pension benefit for life equivalent to the annual retainer in effect at the time of the director's retirement.

As part of the Company's overall program to promote charitable giving, the Company maintains a charitable award program funded by insurance policies on the lives of the Company's directors who are not full-time employees. Under the program, two directors are paired on a dual life policy. Following the death of both directors, the Company will donate $1,000,000 to qualifying charitable organizations recommended by each of the directors covered under the policy and approved by the Company.

In addition, the Company has a similar program for directors who are executive officers and certain other key employees of the Company. Participation in this program is contingent upon the participant having made annual charitable contributions for five consecutive years in an amount not less than $1,000 nor more than $4,000 per year to the Company's charitable foundation. With respect to the current participants, the amount the Company will donate to qualifying charitable organizations on their behalf will range from $750,000 to $2,000,000 based upon their age at the time of their enrollment.

The Company will subsequently be reimbursed from the proceeds of the life insurance policies. Participants derive no financial benefit from these programs.

The Company has adopted, subject to approval by the shareholders at the Annual Meeting (see proposal to approve the Stock Compensation Plan For Non-Employee Directors on page 10), the H. J. Heinz Company Stock Compensation Plan for Non-Employee Directors (the "Plan"). The Plan provides for an award of 200 shares of the Company's Common Stock to be made to each member of the Board who is not then an employee of the Company or any of its affiliates as soon as practicable following each annual meeting.

MATTERS TO BE ACTED UPON
1. ELECTION OF DIRECTORS
(Item 1 on proxy card)

The Board of Directors, pursuant to the By-Laws of the Company, has determined that the number of directors constituting the full Board of Directors shall be
19. Proxies are solicited in favor of the nominees named on the following pages and it is intended that the proxies will be voted for the 19 nominees unless otherwise specified. All of the nominees are now serving as directors. In the event that any of the nominees should become unable or unwilling to serve as a director, it is intended that the proxies will be voted for the election of such other person, if any, as shall be designated by the Board of Directors. It is not anticipated that any of the nominees will be unable or unwilling to serve as a director. Each director to be elected will serve until the next Annual Meeting of Shareholders or until a successor is elected and shall qualify.

INFORMATION REGARDING NOMINEES FOR ELECTION OF DIRECTORS

A brief statement of the business experience and positions with the Company for the past five years, and a listing of certain other directorships for each person nominated to become a director of the Company and their ages (as of September 12, 1995) are set forth on the following pages. There are no family relationships between any of the directors, nominees and executive officers of the Company nor any arrangement or understanding between any director or nominee and any other person pursuant to which he or she was or is to be selected as a director or nominee.

          NAME                          BUSINESS EXPERIENCE AND AGE
          ----                          ---------------------------
 Anthony J. F. O'Reilly Chairman of the Board of H. J. Heinz Company since March
                        11, 1987 and President and Chief Executive Officer since
                        July 1, 1979; director of the Company since 1971; director of the New York Stock Exchange, Inc.; 59.

 William P. Snyder III  President of The Wilpen Group, Inc. (investment group)
                        since 1986; director of H. J. Heinz Company since 1961;
                        director of Whitney Holding Corporation (bank holding company); 77.

 Joseph J. Bogdanovich  Vice Chairman of the Board of H. J. Heinz Company since
                        September 7, 1988; also in charge of Heinz Japan Ltd.
                        since June 20, 1973; Chairman of the Board of Star-Kist
                        Foods, Inc.; director of the Company since 1963; 83.

 Herman J. Schmidt      Independent businessman; director of H. J. Heinz Company
                        since 1977; director of MAPCO, Inc. (diversified energy
                        company) and HON Industries, Inc. (manufacturer of office
                        furniture); 78.

 Albert Lippert         Consultant; Chairman of the Board of Weight Watchers
                        International, Inc. from 1968 to January, 1991; Vice
                        President of George Simonton Inc. (clothing manufacturer)
                        from 1986 until April 1992; director of H. J. Heinz
                        Company since 1978; 70.

 Eleanor B. Sheldon     Social Scientist; director of H. J. Heinz Company since
                        1979; 75.

 Richard M. Cyert       Professor of Economics and Management, Carnegie Mellon
                        University since 1992 and President Emeritus of Carnegie
                        Mellon University since 1990; President-Carnegie Bosch
                        Institute and Professor of Economics and Management,
                        Carnegie Mellon University from 1990 to 1992; director of
                        H. J. Heinz Company since 1984; 74.

 Samuel C. Johnson      Nonexecutive Chairman of the Board of S. C. Johnson & Son,
                        Inc. (manufacturer of chemical specialty products) since
                        January 1994; Chairman of S.C. Johnson & Son, Inc. from
                        1988 to January 1994; Chairman and Chief Executive Officer
                        of S. C. Johnson & Son, Inc. from 1972 to 1988; director
                        of H. J. Heinz Company since 1988; director and chairman
                        of Johnson Worldwide Associates, Inc., director of Deere &
                        Company and Mobil Corporation; 67.

 David W. Sculley       Senior Vice President of H. J. Heinz Company in charge of
                        Weight Watchers International, Inc. since June 1, 1989,
                        Weight Watchers Food Company since July 1, 1991, and Heinz
                        Bakery Products Division and Ore-Ida Foods, Inc. since
                        January 1, 1992; from June 1, 1989 to December 31, 1991,
                        in charge of H. J. Heinz Company of Canada Ltd.; also
                        until January 31, 1992 in charge of Heinz companies in
                        Africa, Australia, the People's Republic of China, the
                        Republic of Korea and Thailand; director of the Company
                        since 1989; 49.

 Donald R. Keough       Adviser to the Board of Directors of The Coca-Cola Company
                        since April 1993 and Chairman of the Board of Allen & Co.
                        Incorporated (an investment banking firm) since April
                        1993; President, Chief Operating Officer and a director of
                        The Coca-Cola Company from 1981 until his retirement in
                        April 1993; Chairman of the Board of Coca-Cola Enterprises
                        Inc. until April 1993; director of H. J. Heinz Company
                        since 1990; director of The Washington Post Company,
                        National Service Industries, Inc. (diversified
                        manufacturing and service company), Home Depot Inc.
                        (retailer) and McDonald's Corporation; 69.

        NAME                          BUSINESS EXPERIENCE AND AGE
        ----                          ---------------------------
 S. Donald Wiley    Vice Chairman of the H. J. Heinz Company Foundation (a
                    charitable foundation) since October 1990; Trustee of the Vira
                    I. Heinz Endowment; Special Counsel with the law firm of Reed
                    Smith Shaw & McClay from May 1, 1991 to January 31, 1993;
                    Senior Vice President, General Counsel and Secretary of H. J.
                    Heinz Company from 1972 until his retirement on September 30,
                    1990; director of H. J. Heinz Company from 1972 until
                    September 30, 1990 and since his reelection in 1991; Trustee of Lehman Brothers Institutional Funds Group Trust (investment company); 68.

 Lawrence J. McCabe Senior Vice President-General Counsel of H. J. Heinz Company
                    since June 12, 1991; Vice President-General Counsel from
                    October 1, 1990 to June 11, 1991; Vice President-Associate
                    General Counsel from July 1, 1982 through September 30, 1990;
                    director of the Company since 1991; 60.

 David R. Williams  Senior Vice President-Finance and Chief Financial Officer of
                    H. J. Heinz Company since August 1, 1992 and in charge of all
                    Heinz affiliates and development activities in India, Pakistan and southern Africa since October 12, 1994; Vice President-
                    Finance and Chief Financial Officer from February 1, 1992 to
                    July 31, 1992; Vice President and Corporate Controller from
                    August 1, 1988 until January 31, 1992; director of the Company since 1992; 52.

 Luigi Ribolla      Senior Vice President of H. J. Heinz Company in charge of all
                    Heinz affiliates in Europe, Cairo Foods Industries SAE in
                    Egypt and Heinz development activities in Russia, Eastern
                    Europe, the Middle East and North Africa since August 1, 1992;
                    Director of Heinz Mediterranean Area from 1988 to July 31,
                    1992; director of the Company since 1992; 58.

 Nicholas F. Brady  Chairman of the Board and President of Darby Advisors, Inc.
                    (an investment firm) since February 1993, Chairman of Darby
                    Overseas Investments, Ltd. (an investment firm) since February
                    1994 and Chairman of Darby Emerging Markets Investments LDC
                    (an investment firm) since November 1994; Secretary of the United States Department of Treasury from September 1988 until
                    January 1993; Chairman until September 1988 of Dillon, Read &
                    Co. Inc., an investment banking firm for which Mr. Brady served in various capacities since 1954; director of the Company since his election by the Board in April 1993
                    (formerly a director of the Company from June 1987 until September 1988); director of Capital Cities/ABC, Inc. (network broadcasting), Christiana Companies, Inc. (oil and gas field machinery and equipment), Amerada Hess Corporation (oil/gas) and various Templeton Mutual Funds (investment companies); 65.

 William R. Johnson Senior Vice President in charge of Star-Kist Foods, Inc. and
                    Heinz operations in the Asia Pacific area since September 8, 1993; President and Chief Executive Officer of Star-Kist
                    Foods, Inc. since May 1, 1992 and President and Chief
                    Executive Officer of Heinz Pet Products Company since November
                    1, 1988; director of the Company since September 8, 1993; 46.

        NAME                          BUSINESS EXPERIENCE AND AGE
        ----                          ---------------------------
 William C. Springer Senior Vice President in charge of Heinz North America, Heinz
                     Service Company and Heinz operations in Latin America since
                     September 8, 1993; President of Heinz North America since
                     June 1, 1992 and President and Chief Executive Officer of
                     Heinz U.S.A. Division since May 1, 1989; director of the
                     Company since September 8, 1993; 55.

 Edith E. Holiday    Attorney; Assistant to the President of the United States and
                     Secretary of the Cabinet from June, 1990 to January, 1993;
                     General Counsel, United States Department of Treasury from
                     1989 to June, 1990; director of the Company since her
                     election by the Board in January, 1994; director of Hercules,
                     Inc. (chemicals), Amerada Hess (oil/gas), Bessemer Trust
                     Company N.A. (banking), Bessemer Trust Company of New Jersey
                     (banking) and Beverly Enterprises, Inc. (health); 43.

 Thomas S. Foley     Partner in the law firm of Akin, Gump, Strauss, Hauer & Feld,
                     L.L.P.; Speaker of the United States House of Representatives
                     from 1989 to 1994; Served in the United States House of
                     Representatives from the State of Washington from 1965 to
                     1994; director of the Company since his election by the Board in June, 1995; 66.

CERTAIN BUSINESS RELATIONSHIPS

Dr. O'Reilly is Chairman of the Dublin, Ireland law firm of Matheson Ormsby Prentice. Matheson Ormsby Prentice provided legal services to the Company during fiscal year 1995 and it is anticipated that it will continue to provide legal services to the Company in the future.

2. ELECTION OF AUDITORS
(Item 2 on proxy card)

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE ELECTION OF THE FIRM OF COOPERS & LYBRAND AS THE AUDITORS TO AUDIT THE FINANCIAL STATEMENTS OF THE COMPANY AND CERTAIN OF ITS SUBSIDIARIES FOR THE FISCAL YEAR ENDING MAY 1, 1996. IT IS INTENDED THAT THE PROXIES IN THE FORM ENCLOSED WITH THIS PROXY STATEMENT WILL BE VOTED FOR SUCH FIRM UNLESS SHAREHOLDERS SPECIFY TO THE CONTRARY IN THEIR PROXIES.

Representatives of Coopers & Lybrand are expected to be present at the Annual Meeting of Shareholders. They will have the opportunity to make statements if they desire to do so and will be available to respond to appropriate questions.

VOTE REQUIRED FOR ELECTION OF DIRECTOR NOMINEES AND AUDITORS

Under Pennsylvania law, the director nominees receiving the highest number of votes cast will be elected. The affirmative vote of a majority of the votes cast by all shareholders entitled to vote at the meeting is required for the election of Coopers & Lybrand as auditors. With respect to the election of the director nominees and auditors, an abstention is counted only for purposes of determining a quorum, but is not considered a vote cast. Therefore, an abstention will not be included in the vote totals and will have no effect on the outcome of the vote.

3. PROPOSAL TO APPROVE THE STOCK COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS (Item 3 on proxy card)

The Board of Directors has adopted, subject to shareholder approval, the H. J. Heinz Company Stock Compensation Plan For Non-Employee Directors (the "Plan"). Under the Plan, each year as soon as practicable following the Company's annual meeting of shareholders, the Company will award 200 shares of the Company's Common Stock, par value $.25 per share (the "Common Stock") to each member of the Board of Directors who is not an employee of the Company or of any of its affiliates ("Non-Employee Director"). The total number of shares of Common Stock that may be awarded under the Plan is limited to 50,000 shares.

SUMMARY OF THE PLAN

The full text of the Plan is set forth in Appendix A to this Proxy Statement and should be referred to for a complete description of its provisions. This summary of the Plan is qualified in its entirety by reference to the text of the Plan.

PURPOSE

The purpose of the Plan is to advance the interests of the Company and its shareholders by providing an additional means to attract and retain persons of exceptional ability to serve as Non-Employee Directors. The Plan, through the issuance of shares of the Company's Common Stock to each Non-Employee Director, is expected to provide an additional incentive to such persons for superior performance, and more closely align their interests with the other shareholders of the Company.

COMMON STOCK AVAILABLE FOR AWARDS

Up to 50,000 shares of Common Stock may be awarded under the Plan, subject to adjustment as provided in the Plan. The Common Stock awarded under the Plan may be shares of the Company's authorized but unissued Common Stock or may be shares of Common Stock reacquired by the Company and held in treasury.

ELIGIBILITY

Only an individual who is a Non-Employee Director shall be eligible to receive awards under the Plan. Currently, there are eleven non-employee members of the Board, each of whom is eligible to participate in the Plan.

AWARDS OF SHARES OF COMMON STOCK

The Plan provides that as soon as practicable following the annual meeting of shareholders each year, each eligible director will receive an award of 200 shares of Common Stock. The value of the Common Stock granted to each Non-Employee Director is additional compensation for services as a director of the Company and shall be in addition to the annual retainers, the attendance fees and other benefits described previously in this Proxy Statement under the caption Board of Directors and Committees of the Board.

TRANSFERABILITY; UNSECURED INTEREST

No right under the Plan shall be transferable or otherwise subject to anticipation, sale, assignment, pledge, encumbrance or charge except by will or the law of descent and distribution. No Non-Employee Director or any other person claiming under or through a Non-Employee Director shall have any right, title or interest by reason of the Plan to any specific asset of the Company.

EFFECTIVE DATE; TERMINATION AND AMENDMENT

Subject to shareholder approval, the Plan became effective as of October 12, 1994, the date of its approval by the Board of Directors, and on such date each Non-Employee Director of the Company was awarded 200 shares of Company Stock under the Plan. No awards may be made under the Plan after October 31, 2004.

The Plan is intended to comply with Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as such Rule may be amended from time to time ("Rule 16b-3"), and is, in particular, designed to preserve the status of Non-Employee Directors as "disinterested persons" within the meaning of Rule 16b-3. Accordingly, if any provision of the Plan would cause a Non-Employee Director not to be a "disinterested person" or does not comply with Rule 16b-3, such provision shall be construed or deemed amended to the extent necessary to preserve such status or to conform to such requirements.

The Board of Directors may terminate the Plan or make such modifications or amendments to the Plan as it shall deem advisable. The Board of Directors may not, however, amend any provision of the Plan that specifies the persons who may receive awards, the amount of shares of Common Stock to be awarded, or the timing of awards, or is otherwise a "plan provision" within the meaning of Rule 16b-3(c) (2)(ii) (B) under the Exchange Act, more often than once every six months, other than to conform with changes in certain laws. In addition to the foregoing limitations, the Board of Directors may not, without further shareholder approval, (a) increase the number of shares of Common Stock which may be awarded annually to each Non-Employee Director under the Plan, (b) extend the term of the Plan, (c) change the eligibility requirements or (d) make any other amendment that must be approved by the shareholders of the Company pursuant to applicable law.

NEW PLAN BENEFITS

Set forth below are the total number of shares of Common Stock and the value thereof which were awarded by the Board of Directors of the Company at its October 12, 1994 meeting and are expected to be awarded in 1995 following the Annual Meeting of Shareholders to the persons and groups identified:

                                                             DOLLAR VALUE ($)
                                                TOTAL NUMBER (AS OF JUNE 30,
PERSONS AND GROUPS                               OF SHARES        1995)
- ------------------                              ------------ ----------------
All current Executive Officers as a Group,
including the persons named in the Summary
Compensation Table on page 12                   Not Eligible          N/A

All current Directors, not Executive Officers,
as a Group                                             4,200     $186,375

All Employees, not Executive Officers, as a
Group                                           Not Eligible          N/A

Vote Required for Approval of the Stock Compensation Plan for Non-Employee Directors

The Affirmative vote of a majority of the votes cast by all shareholders entitled to vote at the meeting is required for adoption of the proposal. For purposes of this proposal, abstentions, unlike broker "non-votes," are counted in determining the total number of votes cast and, thus, have the effect of a vote against the proposal.

The Board of Directors recommends that the shareholders vote "FOR" this proposal. Proxies solicited by the Board of Directors will be so voted unless shareholders specify to the contrary in their proxies

4. OTHER BUSINESS

The Board of Directors does not know of any other business to be presented at the Annual Meeting of Shareholders. If any other matters properly come before the meeting, however, it is intended that the persons named in the enclosed form of proxy will vote the proxy in accordance with their best judgment.

EXECUTIVE COMPENSATION

The following tables and accompanying text discuss the compensation paid to the Company's Chairman, President and Chief Executive Officer and the Company's four other most highly compensated executive officers. Under the Securities and Exchange Commission's rules, Summary Compensation information is required to be shown only for the years during which a person served as an executive officer.

SUMMARY COMPENSATION TABLE

                                      ANNUAL COMPENSATION                LONG-TERM COMPENSATION
                                --------------------------------  -------------------------------------
                                                                   AWARDS (4)    PAYOUTS
                                                                  ------------- ----------
                                                                                   LONG
                                                       OTHER       SECURITIES      TERM
      NAME AND                                         ANNUAL      UNDERLYING   INCENTIVE   ALL OTHER
      PRINCIPAL                  SALARY    BONUS    COMPENSATION     OPTIONS     PAYOUTS   COMPENSATION
      POSITION         YEAR (1)   ($)       ($)        ($)(2)     (NO. AWARDED)   ($)(5)      ($)(6)
- ---------------------  -------- -------- ---------- ------------  ------------- ---------- ------------
A. J. F. O'Reilly        1995   $645,891 $1,129,370   $199,179(3)        -0-    $  250,000   $214,365
Chairman,                1994    524,290    228,096    142,418       750,000       823,740    186,357
President and CEO        1993    514,000    372,557    117,020           -0-     1,727,603     66,201

W. R. Johnson            1995    322,791    466,502      --              -0-       180,000     52,698
Senior Vice President    1994    291,955     66,240      --          450,000       412,689     35,612

L. Ribolla               1995    329,408    466,502      --          100,000       100,000        -0-
Senior Vice President    1994    325,976     99,360      --          200,000       396,346        -0-
                         1993    324,677     84,015      --              -0-       676,271        -0-

W. C. Springer           1995    322,791    466,502      --              -0-       135,000     59,267
Senior Vice President    1994    301,772     90,480      --          450,000       289,963     43,401

J. J. Bogdanovich        1995    313,860    466,502      --              -0-       100,000    272,239
Vice Chairman            1994    313,860        -0-   123,834            -0-       319,185    272,259
                         1993    313,860    162,288   140,949            -0-       508,647    143,992

- ---------

(1) Messrs. Johnson and Springer became executive officers of the Company during fiscal year 1994.

(2) Pursuant to the Securities and Exchange Commission's rules, perquisites and other personal benefits which do not exceed the lesser of $50,000 or 10 percent of the named executive officer's salary and bonus are not required to be disclosed.

(3) Includes $140,014 for personal financial counseling.

(4) No awards of restricted stock were made to the Chief Executive Officer or any of the executive officers during the period covered by the Summary Compensation Table.

(5) The Company's Long-Term Incentive Plan was terminated by the Board of Directors. The amounts listed for fiscal year 1995 represent one-time payments to liquidate all future claims for payment by the participating executives.

(6) Includes for Dr. O'Reilly and Messrs. Johnson, Ribolla, Springer and Bogdanovich, respectively, the following: (i) amounts contributed by the Company under the Employees Retirement and Savings Plan, $110,613, $47,521, $0, $55,213 and $33,347; (ii) amounts attributable to "split dollar" life insurance provided by the Company, $51,947, $1,802, $0, $2,484 and $0; and (iii) the portion of interest accrued (but not currently paid or payable) on deferred compensation above 120% of the applicable federal long-term rate, $51,805, $3,375, $0, $1,570 and $238,892.

OPTION GRANTS IN LAST FISCAL YEAR

The following table shows information with respect to grants of options to the Chief Executive Officer and the other named executive officers in the 1995 fiscal year.

                                                               GRANT
                                                               DATE
                     INDIVIDUAL GRANTS                         VALUE
- ------------------------------------------------------------- -------
                              PERCENT OF
                   NUMBER OF    TOTAL
                     SHARES    OPTIONS                         GRANT
                   UNDERLYING GRANTED TO                       DATE
                    OPTIONS   EMPLOYEES  EXERCISE             PRESENT
                    GRANTED   IN FISCAL    PRICE   EXPIRATION  VALUE
      NAME            (#)        YEAR    ($/SHARE)    DATE    ($)(1)
- -----------------  ---------- ---------- --------- ---------- -------
A. J. F. O'Reilly       -0-      N/A         N/A         N/A      N/A
W. R. Johnson           -0-      N/A         N/A         N/A      N/A
L. Ribolla          100,000      4.2%      36.75    11/11/04  784,000
W. C. Springer          -0-      N/A         N/A         N/A      N/A
J. J. Bogdanovich       -0-      N/A         N/A         N/A      N/A

(1) The estimated grant date present value reflected in the above table is determined using the modified Black-Scholes model. The material assumptions and adjustments incorporated in the Black-Scholes model in estimating the value of the options reflected in the above table include the following:
    . An exercise price on the option of $36.75, equal to the fair market value of the underlying stock on the date of grant.
    .  An option term of ten years.
    . An interest rate of 7.96% that represents the interest rate on a U.S. Treasury security with a maturity date corresponding to that of the option term.
    . Volatility of 18.485% calculated using daily stock prices for the one-year period prior to the grant date.
    . Dividends at the rate of $1.44 per share representing the annualized dividends paid with respect to a share of common stock at the date of grant.
    . Reductions of approximately 11.53% to reflect the probability of forfeiture due to termination prior to vesting, and the probability of a shortened option term due to termination of employment prior to the option expiration date.

The ultimate values of the options will depend on the future market price of the Company's stock, which cannot be forecast with reasonable accuracy. The actual value, if any, an optionee will realize upon exercise of an option will depend on the excess of the market value of the Company's common stock over the exercise price on the date the option is exercised.

AGGREGATED OPTION/SAR EXERCISES IN 1995 FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUE

The following table shows information with respect to the exercise of stock options during 1995 by the Chief Executive Officer and each of the other named executive officers and the value of unexercised options at fiscal year-end.

                                                NUMBER OF SECURITIES              VALUE OF UNEXERCISED
                                               UNDERLYING UNEXERCISED           IN-THE-MONEY OPTIONS/SARS
                                             OPTIONS/SARS AT FY-END (#)         AT FISCAL YEAR-END ($)(1)
                                             ---------------------------------  -------------------------
                      SHARES
                   ACQUIRED ON     VALUE
      NAME         EXERCISE (#) REALIZED ($) EXERCISABLE        UNEXERCISABLE   EXERCISABLE UNEXERCISABLE
- -----------------  ------------ ------------ --------------     --------------  ----------- -------------
A. J. F. O'Reilly      -0-          $-0-          4,000,000(2)         750,000  $50,000,000   $6,937,500
W. R. Johnson          -0-           -0-             65,000            775,000    1,283,750    5,950,000
L. Ribolla             -0-           -0-            120,000            400,000    2,370,000    3,087,500
W. C. Springer         -0-           -0-            169,582            800,000    3,355,245    6,037,500
J. J. Bogdanovich      -0-           -0-             18,708                -0-      379,752          -0-

(1) The "Value of Unexercised In-The-Money Options at Fiscal Year-End" is equal to the fair market value of the shares underlying the options at May 3, 1995, less the exercise price, times the number of options.

(2) These options were exercised by Dr. O'Reilly on June 27, 1995.

LONG-TERM INCENTIVE PLAN--AWARDS IN 1995

                                                  ESTIMATED FUTURE PAYOUTS UNDER
                                                   NON-STOCK PRICE-BASED PLANS
                                                  -------------------------------------
                     NUMBER OF    PERFORMANCE OR
                   SHARES, UNITS   OTHER PERIOD
                     OR OTHER    UNTIL MATURATION  THRESHOLD     TARGET       MAXIMUM
      NAME          RIGHTS (#)      OR PAYOUT         ($)          ($)          ($)
- -----------------  ------------- ---------------- -----------   ----------   ----------
A. J. F. O'Reilly       -0-            N/A            N/A           N/A          N/A
W. R. Johnson           -0-            N/A            N/A           N/A          N/A
L. Ribolla              -0-            N/A            N/A           N/A          N/A
W. C. Springer          -0-            N/A            N/A           N/A          N/A
J. J. Bogdanovich       -0-            N/A            N/A           N/A          N/A

The Company's Long-Term Incentive Plan was terminated by the Board of Directors of the Company in fiscal year 1995. Accordingly, no long-term incentive awards were granted in fiscal year 1995.

RETIREMENT BENEFITS

All full-time salaried employees of the Company and certain of its domestic divisions and subsidiaries who were hired before January 1, 1993 are provided retirement benefits under the Employees Retirement System of the H.J. Heinz Company (the "Retirement System") based on credited service to the Company as of December 31, 1992 and the five-year average earnable compensation of the employee as of December 31, 1992. In April 1992, the Board of Directors of the Company amended the Retirement System to provide that no benefits would accrue under this plan on or after January 1, 1993. For purposes of the Retirement System, compensation includes salary and bonuses paid under the Company's former Management Incentive Plan ("MIP"), but does not include deferred MIP payments and deferred payments under the Company's former Long-Term Incentive Plan ("LTIP"). The Retirement System has been noncontributory since 1968.

The Board of Directors, effective May 1, 1989, adopted a Supplemental Executive Retirement Plan (the "SERP") which provides additional retirement benefits for eligible executives, including Dr. O'Reilly and the executive officers named in the Summary Compensation Table, who retire under the terms of the Retirement System. The SERP was adopted in order to compensate eligible executives for reductions in the benefits calculated under the Retirement System due to legislative and regulatory limitations imposed on qualified plans. Subject to reduction as described below, the benefit payable under the SERP is a lump sum equal to a multiple of the employee's final average earnable compensation during any five of the last ten years prior to the employee's retirement. The multiple used to calculate benefits under the SERP is based on the participant's years of credited service up to 35 years. Salary, bonus payments (including deferred payments) and one-half of LTIP awards are included in the earnings base of participants. The benefit payable under the SERP is reduced by (i) the lump sum benefit payable under the Retirement System (whether or not the participant elects a lump sum form of payment) and (ii) the value of the participant's age-related Company contribution account under the Company's Employees Retirement and Savings Plan and the Employees Retirement and Savings Excess Plan. All benefit payments under the SERP after such reduction will be made by the Company outside the qualified retirement plans.

Compensation for the fiscal year ended May 3, 1995, included in the earnings base under the SERP for each of the executive officers named in the Summary Compensation Table is as follows: A.J.F. O'Reilly $1,900,261, W. R. Johnson $879,293, L. Ribolla $845,910, W. C. Springer $856,793 and J.J. Bogdanovich $830,362. The following table shows the annual pension equivalent of the estimated maximum retirement benefits payable to the above named executive officers under the Company's qualified retirement plans and the SERP upon normal retirement with the indicated number of credited years of service and amount of eligible compensation. The amounts in the table are not subject to reduction for Social Security.

                                       YEARS OF SERVICE
                      -------------------------------------------------------
 AVERAGE EARNINGS
   HIGH FIVE OF
  LAST TEN YEARS
PRIOR TO RETIREMENT      15         20         25          30          35
- -------------------   --------   --------   ---------   ---------   ---------
    $  800,000        $263,591   $307,523   $ 351,455  $  395,387   $ 439,319
       900,000         296,540    345,964     395,387     444,811     494,234
     1,000,000         329,489    384,404     439,319     494,234     549,149
     1,200,000         395,387    461,285     527,183     593,081     658,979
     1,800,000         593,081    691,928     790,774     889,621     988,468
     2,000,000         658,979    768,808     878,638     988,468   1,098,298
     2,200,000         724,876    845,689     966,502   1,087,315   1,208,127
     2,300,000         757,825    884,130   1,010,434   1,136,738   1,263,042
     2,400,000         790,774    922,570   1,054,366   1,186,161   1,317,957

As of May 3, 1995, the credited years of service under the Retirement System and the SERP for Dr. O'Reilly and Messrs. Johnson, Ribolla, Springer and Bogdanovich were, as rounded to the nearest full year, 26, 13, 28, 21, and 61 (35 for purposes of the SERP), respectively. An employee is credited with years of service under the Retirement System for years worked beyond the normal retirement date and prior to January 1, 1993.

REPORT OF THE MANAGEMENT DEVELOPMENT AND
COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The Management Development and Compensation Committee (the "Committee"), which is made up of six non-employee directors, oversees the administration of total compensation for senior Company executives. Heinz executive compensation programs are designed to provide payment for performance of assigned accountabilities and achievement of pre-determined goals which contribute to corporate earnings, thereby enhancing shareholder value. Goals for the executive officers are established by the Committee.

COMPONENTS OF COMPENSATION

The Company's executive compensation program has three components: base salary, annual incentive awards, and stock options.

The Committee periodically compares total compensation levels for the Company's senior executives to the compensation paid to executives of a peer group of companies (the "Peer Group"). The Peer Group is comprised of 22 leading international consumer products companies which are similar to the Company in terms of sales, assets, and total stock market capitalization. The chosen "Peer Group" includes 10 of the 13 companies which comprise the Standard & Poor's Foods Group Index in the Performance Graphs on pages 18 and
19. The Committee believes that the Peer Group represents the Company's most direct competitors for executive talent. It is the same group of companies with which the Company previously compared its executive compensation.

As needed, the Committee calls upon Hewitt Associates, an independent compensation consultant, for consultation and survey information related to executive compensation.

BASE SALARY

While the objective of the Company's base salary policy is to provide a base salary at a median level when compared with base salaries of the Peer Group, base salaries of the Company's executive officers have recently been at or below the minimum of the salary range, which is below the median base salaries of executive officers of the Peer Group of companies. With the termination in Fiscal Year 1995 of the Long Term Incentive Plan (the "LTIP"), long-term award opportunities which were payable annually on achievement of consecutive three-year performance cycles were eliminated. Consequently, to attract and retain highly qualified executives, base salaries of the Chief Executive Officer and the executive officers were or will be increased during the current fiscal year to levels closer to the median level of the Peer Group. This will result in an average salary rate of $338,500 for the executive officers other than Dr. O'Reilly. On April 1, 1995, Dr. O'Reilly's annual salary rate was increased to $738,400 per year. The increase brings Dr. O'Reilly's base salary closer to the median of chief executive officers of the Peer Group and recognizes his leadership in the effective restructuring of the Company's worldwide portfolio of businesses. That restructuring included the investment of over $2 billion in acquisitions and over $600 million in divestitures since Fiscal Year 1992.

ANNUAL INCENTIVE

Annual incentives were paid for the first time in Fiscal Year 1995 to the executive officers, senior management and large groups of salaried employees around the world under the Incentive Compensation Plan which was approved by the shareholders last year. The Incentive Compensation Plan replaced the Management Incentive Plan (the "MIP") and the LTIP which were terminated in Fiscal Year 1995. The Incentive Compensation Plan was designed to focus Heinz management on clear performance measures which can be closely identified with the creation of shareholder value such as earnings per share for the World Headquarters of the corporation and operating income for the business units. These were the performance measures used in Fiscal Year 1995.

Annual incentive awards under the Incentive Compensation Plan are intended to reward key executives for achieving targeted levels of performance by providing annual awards which, when added to base salary, produce total cash compensation at or slightly above the 75th percentile of total cash compensation of the Peer Group. The maximum award for outstanding performance which exceeds targeted levels of performance is intended to provide annual awards which, when added to base salary, produce total cash compensation at approximately the 90th percentile of the Peer Group.

Achievement for Fiscal Year 1995 exceeded by 1.3% the challenging earnings per share target approved by the Committee at the beginning of the fiscal year. Dr. O'Reilly's award was $1,129,370 and is included in the column headed "Bonus" in the Summary Compensation Table on page 12. All awards to other executive officers are paid on the same basis as Dr. O'Reilly, i.e. increased earnings per share.

LONG-TERM INCENTIVES

The LTIP was terminated in Fiscal Year 1995 to simplify the incentive programs for senior management. At the time the LTIP was terminated the potential existed for participants to earn and receive payments for the three year cycles which would have ended in Fiscal Year 1995 and Fiscal Year 1996. The Committee, therefore, approved one-time payments to liquidate all future claims for payment by participating executives in consideration of a full release of any obligation to make such payments. Dr. O'Reilly received a payment of $250,000 shown in the column headed "Long Term Incentive Payouts" in the Summary Compensation Table on page 12. His payment was determined on the same basis as the other executive officers. In establishing the amount of each payment the Committee took into consideration the total award potential for the cycle if the pre-established goals should be attained; progress toward the attainment of those goals during fiscal years already completed and estimates of prospective performance during the remainder of each cycle. The Committee is satisfied that the payments to Dr. O'Reilly and other executive officers fairly eliminated any future claims against the Company under the LTIP. All officers executed the required release.

STOCK OPTIONS

The Committee reaffirms its belief that stock options should continue to be a major part of the Company's executive compensation program. Stock options emphasize the objective of increasing shareholder value and encouraging share ownership for management in accordance with established guidelines. Since a grant was made to Dr. O'Reilly in Fiscal Year 1994, no grants were made to him during Fiscal Year 1995. This follows long-standing stock option grant procedures which provide for annual stock option reviews for the worldwide management group excluding the senior officers who receive larger grants on an intermittent basis. One executive officer received a grant in Fiscal Year 1995 as shown on page 13. These grants are generally restricted as to exercise for a period of at least three years from the date of the grant.

TAX DEDUCTIBILITY OF EXECUTIVE INCOME

Section 162(m) of the Internal Revenue Code ("Section 162(m)") generally limits the corporate tax deduction for compensation paid to the executive officers named in the Summary Compensation Table on page 12 to $1,000,000, unless certain requirements are met. The Committee has carefully considered the impact of this tax code provision and intends to take such action as may be required to preserve the Company's tax deduction to the extent consistent with the Company's compensation policies. In particular, the Committee sought and obtained shareholder approval of the Incentive Compensation Plan and the 1994 Stock Option Plan, as required to qualify compensation paid under these plans for deductibility under Section 162(m). The Company stock option plans and the Incentive Compensation Plan all comply with the requirements of Sections 162(m). Accordingly, all payments made to the covered executive officers qualify for the corporate tax deduction.

The Committee believes these executive compensation policies and programs effectively serve the interests of shareholders and the Company and are appropriately balanced to provide increased motivation for executives to contribute to the Company's future success.

HERMAN J. SCHMIDT, Chairman             RICHARD M. CYERT
WILLIAM P. SNYDER III                   SAMUEL C. JOHNSON
ELEANOR B. SHELDON                      DONALD R. KEOUGH

PERFORMANCE GRAPH--FIVE YEARS (1990-1995)

The following graph compares the cumulative total shareholder return on the Company's Common Stock over the five preceding fiscal years with the cumulative total shareholder return on the Standard & Poor's Foods Group Index and the return on the Standard & Poor's 500 Stock Index, assuming an investment of $100 in each of the above at their closing prices on May 2, 1990 and reinvestment of dividends.


                             [GRAPH APPEARS HERE]
                  COMPARISON OF FIVE YEAR CUMULATIVE RETURN
             AMONG H. J. HEINZ, S&P 500 INDEX AND S&P FOODS INDEX

Measurement period
(Fiscal year Covered)        H. J. HEINZ      S&P 500             S&P FOODS
- ---------------------        -----------      -------             ---------
Measurement PT -
5/2/90                       $100             $100                $100
FYE  5/2/91                  $124             $118                $135
FYE  5/2/92                  $122             $131                $142
FYE  5/2/93                  $124             $144                $149
FYE  5/2/94                  $118             $152                $147
FYE  5/2/95                  $156             $179                $186


PERFORMANCE GRAPH--15 YEARS (1980-1995)

The following graph compares the cumulative shareholder return on the Company's Common Stock over the 15 preceding fiscal years with the cumulative total shareholder return on the Standard & Poor's Foods Group Index and the return on the Standard & Poor's 500 Stock Index, assuming an investment of $100 in each of the above at their closing prices on April 30, 1980 and reinvestment of dividends. Dr. O'Reilly has served as Chief Executive Officer of the Company since July 1, 1979 (the entire 15-year period) and served as President and Chief Operating Officer of the Company from June 1973 through June 30, 1979.


                             [GRAPH APPEARS HERE]
                  COMPARISON OF FIVE YEAR CUMULATIVE RETURN
             AMONG H. J. HEINZ, S&P 500 INDEX AND S&P FOODS INDEX

Measurement period
(Fiscal year Covered)        H. J. HEINZ         S&P 500             S&P FOODS
- ---------------------        -----------         -------             ---------
Measurement PT -
4/30/80                     $ 100                $100               $ 100

FYE  4/30/81                $ 150                $132               $ 133
FYE  4/30/82                $ 190                $123               $ 154
FYE  4/30/83                $ 262                $177               $ 210
FYE  4/30/84                $ 316                $184               $ 243
FYE  4/30/85                $ 439                $210               $ 318

FYE  4/30/86                $ 792                $286               $ 567
FYE  4/30/87                $ 828                $354               $ 701
FYE  4/30/88                $ 831                $337               $ 717
FYE  4/30/89                $1033                $403               $1011
FYE  4/30/90                $1320                $449               $1142

FYE  4/30/91                $1625                $523               $1527
FYE  4/30/92                $1586                $579               $1598
FYE  4/30/93                $1602                $628               $1669
FYE  4/30/94                $1518                $660               $1634
FYE  4/30/95                $1985                $774               $2056



ADDITIONAL INFORMATION
TRANSACTIONS WITH BENEFICIAL SHAREHOLDERS

From time to time the Company and certain of its subsidiaries transact business with Mellon Bank, N.A. ("Mellon Bank"). Mellon Bank's holdings of the Company's Common Stock are shown under the heading "Security Ownership of Certain Beneficial Owners" on page 2 of this Proxy Statement. During the period from April 28, 1994 through June 30, 1995, the Company paid approximately $150,000 in commitment fees to Mellon Bank under unsecured lines of credit.

The Company has agreed to assist the Howard Heinz Endowment, the Vira I. Heinz Endowment, the Heinz Family Foundation and certain Heinz family trusts (the "Selling Shareholders") in diversifying their investment portfolios; and as a result, will file a registration statement with the Securities and Exchange Commission to facilitate the sale of a portion of the Selling Shareholders' holdings of Common Stock in the Company through an underwritten secondary offering. This offering of up to $700 million (approximately 13.5 million shares) will be made by means of a prospectus only and is expected to occur in August 1995. The Howard Heinz Endowment beneficially owns more than five percent of the Common Stock of the Company and is shown under the heading "Security Ownership of Certain Beneficial Owners" on page 2 of this Proxy Statement (a "5% Beneficial Owner"). Mrs. Teresa Heinz and two officers of Mellon Bank are Chairperson and Chief Executive Officer and directors, respectively, of the Howard Heinz Endowment. Mrs. Heinz and Mellon Bank are 5% Beneficial Owners of the Company's Common Stock. Mrs. Heinz is Chairperson and Chief Executive Officer of the Heinz Family Foundation and is a director of the Vira I. Heinz Endowment. An officer of Mellon Bank is a director of the Vira I. Heinz Endowment. Mrs. Heinz and Mellon Bank are trustees of the Heinz family trusts included as Selling Shareholders.

DIRECTOR AND OFFICER SECURITIES REPORTS

The federal securities laws require the Company's Directors and Officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of any securities of the Company.

To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended May 3, 1995, all the Company's Officers, Directors and greater-than-ten-percent beneficial owners made all required filings.

SHAREHOLDER PROPOSALS

Proposals of shareholders to be presented at the 1996 Annual Meeting of Shareholders must be received by the Secretary of the Company by April 5, 1996 to be considered for inclusion in the Company's Proxy Statement and form of proxy relating to that meeting. It is anticipated that the 1996 Annual Meeting will be scheduled for Tuesday, September 10, 1996.

PROXY

The enclosed proxy includes all shares held in your name as of July 17, 1995, according to the Company's stockholder records, including the number of full shares, if any, that were purchased for you through Mellon Bank, N.A. pursuant to the Company's Automatic Dividend Reinvestment Service for Shareholders.

ANNUAL REPORT

The Annual Report to Shareholders covering the Company's fiscal year ended May 3, 1995 has been mailed together with the proxy solicitation material. The Annual Report does not form any part of the material for the solicitation of proxies.

Benjamin E. Thomas, Jr.
Secretary

Dated: August 3, 1995

                                   APPENDIX A


                           [LOGO OF H. J.HEINZ CO.]

     H. J. HEINZ COMPANY STOCK COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS

1. Purpose

The purpose of the H. J. Heinz Company Stock Compensation Plan for Non-Employee Directors (this "Plan") is to advance the interests of H. J. Heinz Company and its shareholders by providing an additional means to attract and retain persons of exceptional ability to serve as Non-employee Directors, by providing an additional incentive to such persons for superior performance, and more closely aligning their interests with those of other shareholders.

2. Definitions

Unless the context clearly indicates otherwise, the following terms when used in this Plan shall have the meanings set forth in this section:

 a. "Board of Directors" shall mean the Board of Directors of the Corporation.

 b. "Corporation" shall mean H. J. Heinz Company, a Pennsylvania corporation, or its successor.

 c. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

 d. "Non-employee Director" shall mean any member of the Board of Directors who is not an employee of the Corporation or of any of its affiliates.

 e. "Common Stock" shall mean shares of common stock of the Corporation, $.25 par value per share, as the same may from time to time be adjusted pursuant to Section 6.

3. Shares of Common Stock to be Awarded Under this Plan

Subject to adjustment, as provided in Section 6, the aggregate number of shares of Common Stock that may be awarded under this Plan shall not exceed 50,000 shares. Common Stock awarded pursuant to this Plan may be shares of the Corporation's authorized but unissued Common Stock or may be shares of Common Stock reacquired by the Corporation and held in treasury.

4. Eligibility

Only Non-employee Directors shall be eligible to receive awards of shares of Common Stock under this Plan.

5. Awards of Shares of Common Stock

As soon as practicable following the annual meeting of shareholders each year, the Corporation shall deliver 200 shares of Common Stock to each person who is a new or continuing Non-employee Director as of such meeting. Such shares of Common Stock shall be additional compensation to each Non-employee Director for his or her services as a director, being in addition to any retainer, attendance or other fees or expenses.

6. Adjustments

In the event of any reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, issuance of rights or any other change in the capital structure of the Corporation, the number and kind of shares of Common Stock or other securities or property to be awarded hereunder shall be equitably adjusted to reflect the occurrence of such event; provided, however, that no adjustment shall be made except as shall be necessary to preserve, rather than enlarge, the value of future awards under this Plan.

7. General Provisions

 a. No Non-employee Director or other person claiming under or through a Non-employee Director shall have any right, title or interest by reason of this Plan to any particular assets of the Corporation. The Corporation shall not be required to establish any fund or make any other segregation of assets to assure the award of shares of Common Stock hereunder.

 b. No right under this Plan shall be transferable or otherwise subject to anticipation, sale, assignment, pledge, encumbrance or charge except by will or the law of descent and distribution.

 c. Notwithstanding any other provision of this Plan, the Corporation shall not be required to award or deliver any certificate for shares of Common Stock under this Plan prior to fulfillment of all of the following conditions:

  1. Any required listing or approval or notice of issuance of such shares on any securities exchange on which the Common stock may then be traded;

  2. Any registration or other qualification of such shares under any state or federal law or regulation or other qualification which the Board of Directors shall upon the advice of counsel deem necessary or advisable; or

  3. The obtaining of any other required consent or approval or permit from any state or federal government agency.

 d. In no event shall the Corporation be required to issue a fractional share hereunder.

 e. The issuance of shares of Common Stock under this Plan shall be subject to any applicable taxes or other laws or regulations of the United States of America and any state or local authority having jurisdiction thereover.

 f. If any provision of this Plan would cause a Non-employee Director not to be a "disinterested person" within the meaning of Rule 16b-3 under the Exchange Act as then applicable to any employee benefit plan of the Corporation, or if such provision does not comply with the requirements of Rule 16b-3 as then applicable to an award of shares hereunder, such provision shall be construed or deemed amended to the extent necessary to preserve such Non-employee Director's status as a "disinterested person" or to conform to such requirements.

 g. Unless a Non-employee Director could otherwise transfer shares awarded hereunder without incurring liability under Section 16(b) of the Exchange Act, such shares shall be held by the Corporation for at least six months from the date of award.

8. Effective Date; Termination and Amendment

 a. The effective date of the Plan* is October 12, 1994, the date of its approval by the Board of Directors. No awards may be made after October 31, 2004.

 b. The Board of Directors may terminate this Plan or make such modifications or amendments to this Plan as it may deem advisable; provided, however, that the Board of Directors may not:

  1. amend any Plan provision that specifies the persons who may receive awards, the amount of shares to be awarded, or the timing of awards, or is otherwise a "plan provision" within the meaning of Rule 16b-3(c)(2)(ii)(B) under the Exchange Act, more often than once every six months, other than to conform with changes in the Internal Revenue Code of 1986, as amended, the Employee Retirement Income Security Act of 1974, as amended, Section 16 of the Exchange Act, or the rules and regulations issued under any of the foregoing; and

  2. amend this Plan without the affirmative vote of the holders of a majority of the shares of Common Stock entitled to vote either in person or by proxy at a duly constituted meeting of the shareholders of the Corporation for any of the following purposes:

   (i) increase the number of shares of Common Stock which may be awarded annually to each Non-employee Director under this Plan;

   (ii) extend the term of this Plan;

   (iii) modify the requirements as to eligibility to receive awards of shares of Common Stock under this Plan; or

   (iv) make any other amendment to this Plan for which approval by the shareholders of the Corporation is required pursuant to this Plan or any law or rule applicable thereto.

- --------
* Subject to shareholder approval.

                            (Cut along dotted line)
 ...............................................................................

 Ticket Request

 If you plan to attend the Annual Meeting of Shareholders at 2:00 P.M. on Tuesday, September 12, 1995 at Heinz Hall for the Performing Arts in Pittsburgh, this form should be used to request an admission ticket. Please complete the form by printing or typing your name and address. If your request is received by September 1, 1995 an admission ticket will be sent to you. All other admission tickets will be provided beginning at 1:00 P.M. at the check-in desk for the meeting (Doors to the meeting will not open before 1:00 P.M.). The envelope provided for the return of your proxy card should also be used to return this form.

 Note: If your shares are not registered in your own name, please advise the shareholder of record (i.e., your bank, broker, trustee, etc.) that you wish to attend the meeting and request that the registered owner provide you with evidence of your stock ownership. This documentation will enable you to gain admittance to the meeting.

 I plan to attend the meeting.

 Name
 -----------------------------------------------------------------------------
 Street Address
 -----------------------------------------------------------------------------
 City
 -----------------------------------------------------------------------------
 State                                                                Zip Code
 -----------------------------------------------------------------------------
 PLEASE PRINT OR TYPE

                              H.J. HEINZ COMPANY

          This Proxy is Solicited on Behalf of the Board of Directors

   ANTHONY J.F. O'REILLY, LAWRENCE J. McCABE and DAVID R. WILLIAMS are, and each of them is, hereby appointed and authorized to represent the undersigned at the Annual Meeting of Shareholders of H.J. Heinz Company to be held at Heinz Hall for the Performing Arts, located at 600 Penn Avenue, Pittsburgh, Pennsylvania on Tuesday, September 12, 1995, at 2:00 P.M., and at any adjournments thereof, and to vote the number of shares of Common Stock, that the undersigned would be entitled to vote if personally present on all proposals coming before the meeting, which are more fully described in the Proxy Statement relating to such Annual Meeting, in the manner specified and on any other business that may properly come before the meeting.

Please Sign and Date on the Reverse Side and Return the Proxy Card Promptly Using the Enclosed Envelope.


                             FOLD AND DETACH HERE

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF ALL NOMINEES FOR ELECTION AS DIRECTORS, THE ELECTION OF AUDITORS AND THE APPROVAL OF THE COMPANY'S STOCK COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES FOR ELECTION AS DIRECTORS AND PROPOSALS 2 AND 3.

ELECTION OF DIRECTORS

 For all nineteen          WITHHOLD
 nominees unless           AUTHORITY
otherwise directed      to vote for all
  to the right             nominees

     [_]                     [_]


NOMINEES: A.J.F. O'Reilly, W.P. Snyder III, J.J. Bogdanovich, H.J. Schmidt,
A. Lippert, E.B. Sheldon, R.M. Cyert, S.C. Johnson, D.W. Sculley, D.R. Keough, S.D. Wiley, L.J. McCabe, D.R. Williams, L. Ribolla, N.F. Brady, W.R. Johnson, W.C. Springer, E.E. Holiday and T.S. Foley

(Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

- ----------------------------------------------------------------------------

2. Election of auditors.

   FOR    AGAINST    ABSTAIN

   [_]      [_]        [_]



3. Approve the Company's
   Stock Compensation
   Plan for Non Employee Directors

   FOR    AGAINST    ABSTAIN

   [_]      [_]        [_]


4. In their discretion, upon such other matters as may properly come before the meeting.


Dated:                       , 1995
      -----------------------

- -----------------------------------

- -----------------------------------
    Signature of Shareholder(s)

(This Proxy Must be Signed Exactly as Name(s) Appears Hereon)

Executors, administrators, trustees, etc. should give full title as such. If the shareholder is a corporation, please give full corporate name and signature of a duly authorized officer.

"PLEASE MARK INSIDE BLUE BOXES SO THAT DATA PROCESSING EQUIPMENT WILL RECORD YOUR VOTES"


                             FOLD AND DETACH HERE


                           [LOGO OF H.J. HEINZ CO.]


YOUR VOTE IS IMPORTANT TO US. PLEASE COMPLETE, DATE AND SIGN THE ABOVE PROXY CARD AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE.

                            H.J. HEINZ COMPANY

              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

  ANTHONY J.F. O'REILLY, LAWRENCE J. McCABE and DAVID R. WILLIAMS are, and each of them is, hereby appointed and authorized to represent the undersigned at the Annual Meeting of Shareholders of H.J. Heinz Company to be held at Heinz Hall for the Performing Arts, located at 600 Penn Avenue, Pittsburgh, Pennsylvania on Tuesday, September 12, 1995, at 2:00 P.M., and at any adjournments thereof, and to vote the number of shares of Third Cumulative Preferred Stock, $1.70 First Series, that the undersigned would be entitled to vote if personally present on all proposals coming before the meeting, which are more fully described in the Proxy Statement relating to such Annual Meeting, in the manner specified and on any other business that may properly come before the meeting.

PLEASE SIGN AND DATE ON REVERSE SIDE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                             FOLD AND DETACH HERE

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF ALL NOMINEES FOR ELECTION AS DIRECTORS, THE ELECTION OF AUDITORS AND THE APPROVAL OF THE COMPANY'S STOCK COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES FOR ELECTION AS DIRECTORS AND PROPOSALS 2 AND 3.

ELECTION OF DIRECTORS

 For all nineteen          WITHHOLD
 nominees unless           AUTHORITY
otherwise directed      to vote for all
  to the right             nominees

     [_]                     [_]


NOMINEES: A.J.F. O'Reilly, W.P. Snyder III, J.J. Bogdanovich, H.J. Schmidt,
A. Lippert, E.B. Sheldon, R.M. Cyert, S.C. Johnson, D.W. Sculley, D.R. Keough, S.D. Wiley, L.J. McCabe, D.R. Williams, L. Ribolla, N.F. Brady, W.R. Johnson, W.C. Springer, E.E. Holiday and T.S. Foley

(Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

- ----------------------------------------------------------------------------

2. Election of auditors.

   FOR    AGAINST    ABSTAIN

   [_]      [_]        [_]



3. Approve the Company's
   Stock Compensation
   Plan for Non Employee Directors

   FOR    AGAINST    ABSTAIN

   [_]      [_]        [_]


4. In their discretion, upon such other matters as may properly come before the meeting.


Dated:                       , 1995
      -----------------------

- -----------------------------------

- -----------------------------------
    Signature of Shareholder(s)

(This Proxy Must be Signed Exactly as Name(s) Appears Hereon)

Executors, administrators, trustees, etc. should give full title as such. If the shareholder is a corporation, please give full corporate name and signature of a duly authorized officer.

"PLEASE MARK INSIDE BLUE BOXES SO THAT DATA PROCESSING EQUIPMENT WILL RECORD YOUR VOTES"


                             FOLD AND DETACH HERE


                           [LOGO OF H.J. HEINZ CO.]


YOUR VOTE IS IMPORTANT TO US. PLEASE COMPLETE, DATE AND SIGN THE ABOVE PROXY CARD AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE.